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                                                                    EXHIBIT 10.4
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                                   STOCK BONUS

                                ESCROW AGREEMENT

         THIS AGREEMENT is entered into as of this 16th day of April, 2000, among James V. Kelley ("Kelley"), BancorpSouth, Inc. (the "Company") and BancorpSouth Bank as escrow agent ("Escrow Agent").

         WHEREAS, at the closing of that merger transaction between BancorpSouth, Inc. and First United Bancshares (the "Closing Date"), the Company will grant to Kelley 100,000 shares of the Company's Common Stock ("Common Stock") which are subject to certain restrictions and risks of forfeiture that are described in the Stock Bonus Agreement, dated April 16, 2000, between Kelley and the Company (the "Stock Agreement");

         WHEREAS, pursuant to the Stock Agreement, the Company and Kelley have agreed that the shares of Common Stock granted thereunder shall be held in escrow until such restrictions and risks of forfeiture have lapsed, at which time the shares are to be released to Kelley or, if forfeited, to the Company; and

         WHEREAS, the Escrow Agent is willing to hold the shares of Common Stock described in the Stock Agreement pending their release to Kelley or forfeiture to the Company;

         NOW, THEREFORE, in consideration of the premises set forth herein and other mutual agreements and good and valuable consideration hereinafter set forth, the parties hereby agree as follows:

         1. Transfer of Stock to Escrow Agent. Upon the issuance of the Common Stock under the Stock Agreement, the Company shall issue five stock certificates to the Escrow Agent, each for 20,000 shares of Common Stock granted pursuant to the Stock Agreement, registered in the name of James V. Kelley. Certificates issued upon the execution of the Stock Agreement are referred to herein as "Certificates." Each Certificate will bear a legend substantially as follows:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN ESCROW AGREEMENT, DATED APRIL 16, 2000, AMONG JAMES V. KELLEY, BANCORPSOUTH, INC. AND BANCORPSOUTH BANK AS ESCROW AGENT, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT. A COPY OF THE ESCROW AGREEMENT IS AVAILABLE AT THE PRINCIPAL OFFICES OF BANCORPSOUTH, INC.

         Upon issuance Kelley will, or will cause the Company to, deposit the Certificates with the Escrow Agent, together with one stock power for each Certificate, duly executed in blank, to be held by the Escrow Agent in accordance with the terms of this Agreement.

                  2. Release of Shares From Escrow. The Escrow Agent will hold the Certificates until they are released. A Certificate, and the attendant stock power, shall be released to


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Kelley upon the first anniversary of the Closing Date and upon each succeeding anniversary of the Closing Date while he is employed by the Company, until all Certificates have been released to Kelley or forfeited to the Company pursuant to the terms of the Stock Agreement.

         (a) Notwithstanding the foregoing, upon receipt, prior to the anniversary of the Closing Date of any year, of a certificate signed by the majority of the Company's Board of Directors and the Company's Secretary certifying that according to the Company's annual report for the Company's year ending on the preceding December 31, the Company's Return on Average Assets was less than 0.9% and its Return on Average Equity was less than 12.825%, the Escrow Agent will retain the Certificate that was to delivered to Kelley on the anniversary of the Closing Date for the year that follows such December 31, and shall hold such Certificate until it is forfeited or becomes vested under the terms of the Stock Agreement.

         (b) On the fifth anniversary of the Closing Date, the Escrow Agent shall deliver to Kelley all Certificates in its possession, together with the accompanying stock powers, that have not been forfeited pursuant to the terms of the Stock Agreement.

         (c) Upon delivery of the Certificates to Kelley, they will bear appropriate state and federal securities legends as directed by the Company and appropriate stop transfer instructions will be noted in the stock records of the Company.

         3. Effect of Termination of Employment. Notwithstanding the provisions of Section 2 hereof, the Escrow Agent shall deliver all certificates held to Kelley or the Company in the event of Kelley's termination of employment prior to the expiration of this Agreement, in accordance with the following:

         (a) Upon receipt of a certificate signed by the majority of the Company's Board of Directors (excluding Kelley if he is a Director) and the Company's Secretary certifying that Kelley's employment with the Company and/or the Bank has been terminated in accordance with the provisions of Section 7(a)(i) of the Stock Agreement, or if Kelley voluntarily terminates his employment with the Company and/or the Bank and the provisions of Section 7(b) of the Stock Agreement do not apply, the Escrow Agent will complete the stock powers relating to all Certificates held by it and deliver such Certificates, together with the accompanying stock powers, to the Company.

         (b) If Kelley's employment with the Company and/or the Bank has been terminated in accordance with the provisions of Section 7(a)(ii) or 7(b) of the Stock Agreement, the Escrow Agent will deliver to Kelley all Certificates held by it with the accompanying stock powers.

         4. Shareholder Rights. During the period that the Escrow Agent holds any of the Certificates, Kelley shall be entitled to notice of all meetings, annual or special, of stockholders of the Company at which stockholders have the right to vote and Kelley shall be entitled to vote all shares represented by such Certificates held by the Escrow Agent at any such meeting upon any matter upon which stockholders of the Company have the right to vote. Kelley shall not be entitled to any of the other attributes of ownership of the shares subject to escrow, nor shall he have the right to pledge, hypothecate or otherwise encumber such shares; provided, however, that Kelley shall be entitled to receive cash dividends paid with respect to any shares held in escrow. In the event the Company increases or decreases


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the number of shares of Common Stock outstanding by means of a stock split, stock dividend or recapitalization, certificates representing any additional shares which Kelley would be entitled to receive as the record holder of any shares of Common Stock subject to escrow shall automatically be delivered by the Company to the Escrow Agent and such shares shall be subject to the terms of this Agreement as if they were part of the Certificates in respect of which they were received.

         5.       Rights and Obligations of Escrow Agent.

         (a) The Escrow Agent shall not be liable to any person for any act by it except for gross negligence or willful misconduct by the Escrow Agent. Each of Kelley and the Company, severally, agrees to indemnify and hold harmless the Escrow Agent for all liabilities of the Escrow Agent arising from the doing of any act or the failure to do any act except if such conduct constituted gross negligence or willful misconduct by the Escrow Agent.

         (b) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Except as set forth in Section 5(a), the Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as Escrow Agent while acting in good faith and in the exercise of its own good judgment, and any act done or omitted by it pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.

         (c) In case the Escrow Agent obeys or complies with any order, judgment or decree of any court, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (d) The Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem necessary to properly advise it in connection with its obligations hereunder. The Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

          (e) The Company agrees to reimburse Escrow Agent for all expenses incurred by it in the performance of its services under this Agreement. The Escrow Agent agrees to maintain adequate records in such form and detail to support any claim for reimbursement hereunder and to furnish such records or copies to the Company as it may request.

         6. Right to Information. If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or its obligations in respect hereto, Kelley, and the Company each agree that he or it shall furnish such instruments.

         7. Retainment of Shares; Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties


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concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, whether by interpleader or otherwise.

         8.       Miscellaneous.

         (a) This Agreement may only be amended or modified in a writing executed by the parties hereto.

         (b) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof, or if mailed by certified or registered mail, postage prepaid, three days following deposit in the United States mail, and in any event, to be addressed to:

                           the Company, at

                           BancorpSouth, Inc.
                           One Mississippi Plaza
                           Tupelo, Mississippi 38804
                           Attn: Chief Executive Officer


                           Kelley, at

                           ___________________

                           ___________________

                           Escrow Agent, at

                           ___________________

                           ___________________


                  or to such other address as shall hereafter be provided by proper notice to the other parties.

         (c) This Agreement shall be construed and interpreted according to the laws of the State of Mississippi, without regard to the principles of conflicts of laws thereof.

         (d) The foregoing, in conjunction with the Stock Agreement, contains the entire and only agreement between the parties respecting the subject matter hereof, and any representation, promise or condition in connection therewith not incorporated herein or therein shall not be binding upon either party.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       BANCORPSOUTH, INC.

/s/ James V. Kelley                    By: /s/ Aubrey B. Patterson
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James V. Kelley
                                       Its: Chairman and Chief Executive Officer


                                       BANCORPSOUTH BANK

                                       By: /s/ Aubrey B. Patterson
                                           ---------------------------------

                                       Its: Chairman, President and Chief
                                           Executive Officer



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